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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRICE LEGACY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS
(XLG)
FOR IMMEDIATE RELEASE:	February 11, 2004
CONTACT:	Sharon Filbig, Investor Relations, Price Legacy Corporation Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, CA 92128 (858) 675-9400

PRICE LEGACY CORPORATION ANNOUNCES
COMMENCEMENT OF EXCHANGE OFFER AND DATE
OF SPECIAL MEETING

        San Diego, CA. (February 11, 2004) - Price Legacy Corporation (AMEX: XLG) announced today that it is commencing an exchange offer for all of its 8 3/4% Series A Cumulative Redeemable Preferred Stock. The exchange offer is currently scheduled to expire at 12:00 midnight, New York City time, on March 11, 2004, unless extended. In the exchange offer, Price Legacy is offering to exchange, at the election of the holder, 4.2 shares of its common stock (or 1.05 shares of common stock after giving effect to Price Legacy's proposed 1-for-4 reverse stock split) or one share of a new series of preferred stock of Price Legacy, to be designated 6.82% Series 1 Cumulative Redeemable Preferred Stock, for each outstanding share of Series A preferred stock.

        The exchange offer is part of a previously announced recapitalization transaction, in which Price Legacy will also seek to exchange shares of common stock for all outstanding shares of its Series B preferred stock and amend its charter to, among other things, (1) effect a 1-for-4 reverse stock split of its common stock, (2) designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock, (3) eliminate the Series B preferred stock following its exchange for common stock and (4) change the manner of election of Price Legacy's board of directors.

        The recapitalization transaction is subject to the approval of Price Legacy's stockholders and other customary conditions. Stockholders of record on Feb. 4, 2004 may vote on the transaction at a special meeting scheduled for 10 a.m., local time, on March 11, 2004, at the Rancho Bernardo Inn in San Diego. A proxy statement relating to the special meeting is being mailed to such stockholders. If approved by the stockholders, Price Legacy expects to close the transaction as soon as possible after the special meeting.

        PRICE LEGACY URGES STOCKHOLDERS TO REVIEW THE PROXY STATEMENT, SCHEDULE TO, OFFERING CIRCULAR, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) RELATED TO THE RECAPITALIZATION TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION TRANSACTION AND THE EXCHANGE OFFER.

        These documents are available without charge on the SEC's web site at www.sec.gov. A free copy of these documents may also be obtained from Price Legacy's Investor Relations at the address set forth above. STOCKHOLDERS SHOULD READ THE PROXY STATEMENT, SCHEDULE TO AND RELATED INFORMATION CAREFULLY BEFORE MAKING ANY DECISION ON HOW TO VOTE AT THE SPECIAL MEETING OR WHETHER TO TENDER THEIR SHARES IN THE EXCHANGE OFFER.

        The officers and directors of Price Legacy have interests in the recapitalization transaction, some of which may differ from, or may be in addition to, those of Price Legacy's stockholders generally. In addition, Price Legacy, its officers, directors and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Price Legacy related to the recapitalization. Information about the officers and directors of Price Legacy and the interests they may have in the recapitalization is available in the proxy statement.

        Price Legacy acquires, operates, develops and sells open-air shopping centers nationwide. The Company manages its properties through regional offices located in Arizona, California, Florida, and Virginia. Price Legacy has its corporate offices in San Diego, California, is organized as a REIT and has a taxable REIT subsidiary, Excel Legacy Holdings Inc. Price Legacy is committed to providing an environment of stability and growth for its stockholders and tenants. For more information on Price Legacy, visit the Company's Web site at www.PriceLegacy.com.

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        Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Price Legacy acknowledges that the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act does not apply to forward-looking statements made in connection with an exchange offer or a going private transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include the possibility that the recapitalization transaction may not be consummated on the terms described in this release, or at all, the possibility that the intended benefits of the recapitalization may not be fully realized, changes in general economic conditions, real estate conditions, competition, litigation, financial performance of Price Legacy's properties, joint ventures and investments, and environmental and other liabilities. The Company refers you to the documents it files from time to time with the SEC available through the Company's website at www.PriceLegacy.com, which discuss these and other factors that could adversely affect the Company's results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Price Legacy undertakes no obligation to update publicly or revise any forward-looking statements.

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PRICE LEGACY CORPORATION ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER AND DATE OF SPECIAL MEETING